Exhibit 10.98

AMENDMENT NUMBER FOUR
to the
Master Loan and Security Agreement
Dated as of March 21, 2003
by and between
E-LOAN, INC.
and
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

This AMENDMENT NUMBER FOUR is made this 12th day of March, 2003, by and between E-LOAN, INC., having an address at 5875 Arnold Road, Dublin, California 94568 (the "Borrower") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the "Lender"), to the Master Loan and Security Agreement, dated as of March 21, 2003, by and between the Borrower and the Lender, as amended (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Borrower has requested that the Lender agree to amend the Agreement to extend the Termination Date thereunder to March 31, 2003;

WHEREAS, as of the date of this Amendment, the Borrower represents to the Lender that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement;

WHEREAS, the Borrower and the Lender have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Effective as of March 12, 2003, Section 1 of the Agreement is hereby amended by deleting the definition of Termination Date and replacing it with the following:

"Termination Date" shall mean March 31, 2003, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 3. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4. Representations. In order to induce the Lender to execute and deliver this Amendment Number Four, the Borrower hereby represents to the Lender that as of the date hereof, the Borrower is in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 5. Governing Law. This Amendment Number Four shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law).

SECTION 6. Counterparts. This Amendment Number Four may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment Number Four to be executed and delivered by their duly authorized officers as of the day and year first above written.

E-LOAN, INC. (Borrower)

By: ________________________
Name: Steven M. Majerus
Title: SVP Capital Markets

By: ________________________
Name: Joe Kennedy
Title: President

GREENWICH CAPITAL FINANCIAL PRODUCTS. INC. (Lender)

By: ________________________
Name: Anthony Palmisano
Title: Vice President